UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934
Date of Report (Date of earliest event reported): October 26, 2006
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification Number)
3375 Mitchell Lane
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
(303) 440-5220
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 26, 2006, Wild Oats Markets, Inc., a Delaware corporation (the “Registrant”), agreed to compensate Gregory Mays, the Chairman of the Board of the Registrant, for services to be provided by Mr. Mays as interim Chief Executive Officer, at a rate of $50,000 per month. In addition, Mr. Mays will be entitled to reimbursement of reasonable out of pocket expenses incurred in the performance of his duties as interim CEO, including travel and housing expenses. On a date to be determined, Mr. Mays will receive a grant of 20,000 fully vested restricted stock units (“RSUs”) and, at such time as a new Chief Executive Officer is appointed, the Board, at its discretion, may grant an additional 10,000 fully vested RSUs to Mr. Mays. The RSUs are exchanged for an equal number of shares of the Company’s unrestricted common stock on a date selected by Mr. Mays at his discretion. The RSUs will be issued from and subject to the terms of the Registrant’s 2006 Equity Incentive Plan.
Mr. Mays will continue to receive compensation for his service as Chairman and as a member of the Board, as described in more detail in the Registrant’s Current Report on Form 8-K, dated August 30, 2006. Mr. Mays resigned from the Registrant’s Audit and Compensation Committees effective as of October 25, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc. (Registrant)
Date: November 1, 2006	By:	/s/ Freya R. Brier
Freya R. Brier
Executive Officer